Exhibit 4.35

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Amendment no. 3 to the

Global Agreement

(New Commercial Terms for Q2, Q3 and Q4 2017)

This Amendment no. 3 (“Amendment”) is made on 1 April 2017 (“Effective Date”) with reference to the Global Agreement (“Agreement”), and is effective between:

Amadeus IT Group, S.A., a Spanish company with principal offices at C/Salvador de Madariaga 1, 28027 Madrid, Spain, (“Amadeus”) - and -

MakeMyTrip (India) Private Limited, an Indian company having its principal place of business at 19th Floor, Building No. 5, DLF Cyber City, Gurgaon, 122002 (“Customer”) (Collectively, the “Parties”).

WHEREAS, the Parties have executed the Agreement, effective from 1 April 2012;

WHEREAS, the Parties wish to amend certain provisions of the Agreement in this Amendment;

NOW THEREFORE, the Parties agree as follows:

1.	Amendments to the Agreement
1.1	The definition of Booking shall be deleted and replaced with the following:

“Booking” means an individual air (“Air Booking”), car or hotel (“Non-Air Booking”) reservation entry, or entries in the itinerary portion of a PNR booked and processed in the Amadeus System which has not been cancelled, unconfirmed or unfulfilled and, in the case of an Air Booking, has had a ticket or similar document issued (“Ticketed Booking”).

1.2	The following definitions shall be added to Article 1 of the Agreement:

“Eligible Booking” means a Booking which is not a Non-Eligible Booking on which Amadeus may apply an incentive scheme and which is described on Exhibit 2 of this Agreement.  For clarification, for purposes of any incentive schemes hereunder, Eligible Bookings count for a particular Customer Office only where the Customer Office is the last owner of the Booking.

“Non-Eligible Booking” means a Booking on which Amadeus does not apply an incentive scheme and which is described on Exhibit 7 of this Agreement.

1.3	All references to “Net Bookings” in the Agreement shall be replaced with “Eligible Bookings”.

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

1.4

During the Term, the terms of Exhibits 1, 2 and 3 to this Amendment will apply and shall replace Exhibits 1, 2 and 3 to the Agreement (and any prior amendments thereto) in their entirety during such period.

1.5	Exhibit 7 to this Amendment shall be added as Exhibit 7 to the Agreement.
2.	Term and Termination

This Amendment shall be effective from the Effective Date until 31 December 2017 (the “Term”). This Amendment shall automatically terminate upon the termination or expiration of the Agreement for any reason.

3.	Confidentiality

The terms and conditions of this Amendment constitute confidential information and will be treated by the Parties as confidential information in accordance with the terms and conditions of the Agreement.

4.	General
4.1	All capitalized terms undefined herein shall have the meanings ascribed to them in the Agreement.
4.2

Except as expressly modified by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict or inconsistencies between the Agreement and this Amendment, the provisions of this Amendment shall prevail to the extent of such conflict or inconsistencies.

4.3	Section 3 of this Amendment (Confidentiality) shall survive the expiration or termination of this Amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to take effect on the date herein above written.

Amadeus IT Group, S.A.	MakeMyTrip (India) Private Limited

By: Decius Valmorbida	By: Mohit Kabra

Title: Sr. VP Travel channels	Title: Mr.

Date: 23 February 2018 | 11:05:27 GMT	Date: 21 February 2018 | 10:42:16 CET

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Exhibit 1

Territories, Customer Offices and Office IDs

The Agreement is valid only for the Territories and Customer Offices listed below, unless otherwise agreed by the Parties in an amendment hereto.

Territory	Customer Office Name	Customer Office Location	Office ID
India	MAKE MY TRIP.COM	AMD	AMDMY3377
India	MAKE MY TRIP.COM	AMD	AMDMY38AJ
India	MAKE MY TRIP.COM-AMD	AMD	AMDMY38BL
India	MAKE MY TRIP.COM	BDQ	BDQMY3269
India	MAKE MY TRIP.COM	BHO	BHOVS3135
India	MAKE MY TRIP(INDIA)PVT LTD	BLR	BLRMY313X
India	INGOTS - MMT FRANCHISE	BLR	BLRMY31ZO
India	MAKE MY TRIP.COM	BOM	BOMMY346L
India	MAKE MY TRIP.COM	BOM	BOMMY38JH
India	HOLIDAY HUB	CCU	CCUMY31SO
India	MAKE MY TRIP.COM	CCU	CCUMY3618
India	ACE MARKETING - MMT FRANCHISE	DED	DEDMY3155
India	MAKEMYTRIP.COM	DEL	DELI228BM
India	MAKE MY TRIP.COM	DEL	DELI228CW
India	MMT FRANCHISEE - BANBOI HOLIDAYS PVT LTD	DEL	DELMY32HM
India	MAKEMYTRIP.COM	DEL	DELMY33O4
India	BONA VITA	DEL	DELMY33ZG
India	MAKEMYTRIP.COM (FARE XPERT)	DEL	DELMY34KL
India	MAKE MY TRIP.COM	DEL	DELMY34YZ
India	MAKE MY TRIP.COM	DEL	DELMY36FE
India	MAKE MY TRIP.COM	DEL	DELMY36RO
India	MAKE MY TRIP.COM	DEL	DELMY38DK
India	MAKE MY TRIP. COM	DEL	DELMY38RG
India	MAKEMYTRIP.COM	DEL	DELWI2202

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Territory	Customer Office Name	Customer Office Location	Office ID
India	MAKE MY TRIP INDIA PVT. LTD.	GAU	GAUMY3191
India	MAKEMYTRIP(INDIA) PVT LTD.	GOI	GOIMY3211
India	SHARMA TRAVEL - MMT FRANCHISE	HYD	HYDMY31XN
India	MAKE MY TRIP INDIA PVT. LTD.	HYD	HYDMY3716
India	MAKEMYTRIP INDIA PVT. LTD.	IDR	IDRMY3200
India	MAKEMYTRIP INDIA PVT. LTD.	ISK	ISKMY3127
India	RK ASSOCIATES(DE-INSTL WEF 19JAN17)	IXD	IXDMY3120
India	MAKE MY TRIP.COM	IXE	IXEVS3168
India	MMT FARANCHISE JAMMU- OSR TRAVELS	IXJ	IXJMY3150
India	OM SHUBH YATRA - MMT FRANCHISE	KNU	KNUMY3170
India	MAKE MY TRIP INDIA PVT. LTD.	LKO	LKOMY3216
India	MAKEMYTRIP INDIA PVT. LTD.	LUH	LUHMY3152
India	PRAGATHI TOURS(DEINSTALL WEF 13MAY16)	MAA	MAAMY31VF
India	BHANU ALI FLY TRAVELS - MMT FRANCHISE	MAA	MAAMY31VG
India	MAKEMYTRIP (INDIA) PVT.LTD.	MAA	MAAMY3879
India	MAKEMYTRIP INDIA PVT.LTD.	NAG	NAGMY3169
India	MAKEMYTRIP(INDIA) PVT LTD.	PNQ	PNQMY3480
India	YAATRA TOURS & TRAVELS - MMT FRANCHISE	PNY	PNYMY3201

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Territory	Customer Office Name	Customer Office Location	Office ID
India	MAKE MY TRIP	SHL	SHLMY3120
India	MAKE MY TRIP.COM	STV	STVMY3184
Singapore	LUXURY TOURS AND TRAVELS PTE. LTD	SIN	SINMY38BL
Thailand	INTERNATIONAL TOURS CENTRE CO., LTD./ITC	BKK	BKKIJ310V
Thailand	INTERNATIONAL TOURS CENTRE CO., LTD.	BKK	BKKIQ310Q
Thailand	INTERNATIONAL TOURS CENTRE CO.,LTD./ITC	BKK	BKKIQ340R
Thailand	INTERNATIONAL TOURS CENTRE CO.,LTD/I.T.C	BKK	BKKIW38C6
Thailand	INTERNATIONAL TOURS CENTRE CO., LTD.	BKK	BKKOK210R
Thailand	INTERNATIONAL TOURS CENTRE CO.,LTD.	BKK	BKKTG2517
Thailand	INTERNATIONAL TOURS CENTRE CO.,LTD	BKK	BKKTG25Y5
Thailand	MAKE MY TRIP/I T C	BKK	BKKTG27UJ
United Arab Emirates	MAKE MY TRIP C/O SNTTA	DXB	DXBAD38SS
United States	MAKE MY TRIP.COM	NYC	NYC1S21G7
United States	MAKE MY TRIP.COM	NYC	NYC1S21K0
United States	MAKEMYTRIP.COM INC	OAK	OAK1S214T

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Exhibit 2

Commercials

1.	Booking Incentive. Amadeus shall pay Customer an incentive per Eligible Booking (the “Booking Incentive”) as follows:
1.1	India

Table 1.1

XXXX	XXXX	XXXX	All Other Eligible Bookings*
XXXX	XXXX	XXXX	XXXX

* Applies to Domestic and International Eligible Bookings, subject to exceptions listed in Exhibit 7

(a)	“Domestic” means an Air Booking on a city pair where the departure city and arrival city are both in the same country.
(b)	“International” means an Air Booking that is not a Domestic Booking.
1.2	Other markets

Table 1.2

Point of sale	Booking Incentive*
XXXX	XXXX
XXXX	XXXX
XXXX	XXXX
XXXX	XXXX

* Applies to Domestic and International Eligible Bookings, subject to exceptions listed in Exhibit 7

2.

India Performance Bonus. Amadeus shall pay the Customer a one-time performance bonus in the amount of XXXX(“Performance Bonus”) in recognition of Customer’s performance during 2017. Customer will submit an invoice to Amadeus for the Performance Bonus and the Performance Bonus will be paid by Amadeus within forty-five days (45) days of receipt of Customer invoice.

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

3.	Strategic Partner Status. Amadeus shall pay the Customer an amount of XXXX (“Product Fund”) subject to the following terms:
3.1	The Product Fund shall be utilized solely to offset charges for Amadeus products and services.
3.2	The Product Fund may not be utilized for third-party products or for new products developed and customized by Amadeus specifically for Customer.
3.3	In no event shall the Product Fund be paid out in cash, nor will unused portions of the Product Fund earned in a Year roll over subsequent Years.

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Exhibit 3

Products and Services

Amadeus and/or the applicable Amadeus ACO will provide Customer Offices with the following products and services at the following charges which are exclusive of taxes which will be added, if applicable.  Products and services not listed below will be charged, if ordered, at then prevailing rates or as otherwise agreed.  Products and services not listed below will be charged, if ordered, at then prevailing rates or as agreed between the Parties.  The below charges will be invoiced by Amadeus centrally, and Amadeus shall provide reports upon which the invoices are based.

Product Description	Charges per Unit (USD)	Units	Comments
Amadeus Ticket Changer (ATC) – Classic and Shopper	XXXX	XXXX	XXXX
Amadeus Mini-rules	XXXX	XXXX	XXXX
Amadeus Travel Alerts Notifier (ATAN)	XXXX	XXXX	XXXX
Amadeus Master Pricer Travelboard, Master Pricer Expert, Master Pricer Calendar	XXXX	XXXX	XXXX
Amadeus Central Transaction System Transactions (CST)	XXXX	XXXX	XXXX
Amadeus Web Services Development License fee	XXXX	XXXX	XXXX
Amadeus Web Services Development support and certification Fee	XXXX	XXXX	XXXX
Amadeus Web Services Late Development Fee	XXXX	XXXX	XXXX
Amadeus Web Services Transactions	XXXX	XXXX	XXXX

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Product Description	Charges per Unit (USD)	Units	Comments
Master Pricer Instant Search MPIS 250	XXXX	XXXX	XXXX
Extreme Search	XXXX	XXXX	XXXX
Ghost Bookings	XXXX	XXXX	XXXX

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Exhibit 7

Non- Eligible Bookings and Provider Programs

1.

“Non-Eligible Bookings” are Bookings that, unless otherwise expressly stated in this Exhibit, (i) are not counted towards any Eligible Booking volume calculations, and (ii) for which Amadeus pays no Incentives.  Non-Eligible Bookings include:

(i)	Unproductive Bookings (HX, UN, NO, UC);
(ii)	Passive and ghost bookings;
(iii)	Non-GDS bookings (bookings made outside of the Amadeus System);
(iv)	Bookings made on airlines that connect to the Amadeus System via Amadeus Ticketless Access, Light Ticketing or similar connectivity (when appropriate);
(v)	Bookings on content not in the Amadeus System as of the Effective Date;
(vi)	All bookings of a Provider or specific bookings of a Provider, as indicated in Table 1 below; and
(vii)	All bookings that have not been paid by the relevant Provider.

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Amadeus will have the right to amend the Provider listing in Table 1 and Non-Eligible Bookings listed above by giving Customer three (3) months’ prior written notice (the “Notice”).  If Customer objects to any such amendment, it must notify Amadeus no later than 60 days following the Notice, in which case Amadeus may engage in good faith discussions with Customer.  If such amendment is made without any changes based on such good faith negotiations, and same affects Customer by more than 10% in terms of Incentive revenue under this Agreement when compared to the prior Year, then Customer may terminate this Agreement upon 90 days advance written notice, said notice to be provided to Amadeus no later than 30 days after Amadeus’ implementation of such amendment.

Table 1

POS Market	Provider Type	Provider Code	Provider Name	Booking type
Thailand	Airline	XXXX	XXXX	ALL
Thailand	Airline	XXXX	XXXX	Domestic
Thailand	Airline	XXXX	XXXX	Group Bookings
Thailand	Airline	XXXX	XXXX	Domestic
Thailand	Airline	XXXX	XXXX	Domestic
Singapore	Airline	XXXX	XXXX	ALL
Singapore	Airline	XXXX	XXXX	Group Bookings
Singapore	Airline	XXXX	XXXX	ALL
Singapore	Airline	XXXX	XXXX	ALL

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

2.

Notwithstanding anything to the contrary herein, Amadeus will pay the following incentives (or charge the indicated opt-in charge) for the indicated Bookings. For clarification, the following Bookings (i) are counted toward the Eligible Booking volume calculations under this Agreement and (ii) do not qualify for the Incentives on Exhibit 3 unless indicated otherwise in Table 2 below.

Table 2

POS Market	Provider Code	Provider Name	Type of segments	Incentive per Eligible Booking (USD)	Opt-in charge per Eligible Booking (USD)
USA	XXXX	XXXX	ALL	XXXX	XXXX
USA	XXXX	XXXX	ALL	XXXX	XXXX
USA	XXXX	XXXX	ALL	XXXX	XXXX
USA	XXXX	XXXX	ALL	XXXX	XXXX
USA	XXXX	XXXX	ALL	XXXX	XXXX
USA	XXXX	XXXX	ALL	XXXX	XXXX
Thailand	XXXX	XXXX	International	XXXX
Singapore	XXXX	XXXX	ALL	XXXX
India	XXXX	XXXX	ALL	XXXX
India	XXXX	XXXX	ALL	XXXX
Singapore	XXXX	XXXX	ALL	XXXX